Free Writing Prospectus	Filed Pursuant to Rule 433
(To the Prospectus dated April 4, 2011, as supplemented by	Registration Statement No. 333-173299
the Prospectus Supplement dated July 24, 2013)	July 29, 2013

Zions Direct Auctions - View Auction https://www.auctions.zionsdirect.com/auction/10452/summary

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ZIONS BANCORPORATION

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Zions Bancorporation / Preferred Stock

Series A Floating-Rate Non-Cumulative Perpetual Preferred, S&P:BB | Fitch:B | DBRS:B | Kroll:BB

Zions Bancorporation will not redeem any shares of Series A Preferred Stock for at least five years after the date of the issuance of the depositary shares offered by this auction (prospectus supplement page S-6).

Auction Status:	ACCEPTING BIDS
Auction Start:	7/29/2013 9:00 AM EDT
Auction End:	7/30/2013 3:00 PM EDT
Last Update:	**7/29/2013 9:02:31 AM EDT**

Security Type:	Preferred Stock
Coupon	4.000%

Offering Documents

Auction Details

ISSUE INFORMATION

CUSIP Number:	98973A104
Minimum Offering:	200,000
Maximum Offering:	4,000,000
Sizing Phase End:	7/29/2013 7:00 PM EDT
Min. Price:	$ 21.50
Max. Price:	$ 23.25
Price Increment:	$ 0.01

About the Issuer

BIDDING INFORMATION

Auction Phase:	Sizing
Current Units Offered:	200,000
Number of Bidders:	3
Number of Bids:	3
Current Market-Clearing Price:	$ 21.50

Before submitting bids in this auction you must Register or Sign In.

Note: This page will check for updates every minute.

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated July 24, 2013, and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may request a copy of these documents by calling Deutsche Bank Securities Inc. toll-free at 1-800-503-4611, Goldman, Sachs & Co. toll-free at 1-866-471-2526, J.P. Morgan Securities LLC collect at 1-212-834-4533 or Keefe, Bruyette & Woods, Inc. at 1-800-966-1559.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It's weekly and it's free! Email Address SUBMIT

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

ZIONS DIRECT

Our Affiliates: Amegy Bank, California Bank & Trust, The Commerce Bank of Oregon, The Commerce Bank of Washington, National Bank of Arizona, Nevada State Bank, Vectra Bank, Zions Bank

OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS

Please direct questions regarding the website or bidding procedures to the Auction Administrator

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

1 of 2 7/29/13, 7:03 AM

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ZIONS BANCORPORATION



Bidding Qualification

Zions Bancorporation / Preferred Stock

Series A Floating-Rate Non-Cumulative Perpetual Preferred, S&P:BB | Fitch:B | DBRS:B | Kroll:BB

Please confirm your agreement with each of the following by checking the box next to each statement.

☐ I agree that the following contact information is correct:

NAME:	Test For Zions Direct
E-MAIL:	auctions@zionsdirect.com
TELEPHONE:	800-524-8875

☐ I have accessed or received the Offering Documents.

☐ I understand that the depositary shares and underlying shares of this series Preferred Stock available through Zions Direct Auctions are securities and are not insured by the FDIC, are not deposits of any bank or the issuer and may lose value. All securities are subject to investment risk, including possible loss of your investment.

☐ By participating in this auction, I declare that my investment objective(s), time horizon and risk tolerance allow for the purchase of the securities being offered. Furthermore, I authorize Zions Direct to update my investor profile, if needed, to align my profile with this purchase.

☐ I understand that, while application will be made to list the depositary shares on the New York Stock Exchange, no assurance can be given that the depositary shares will be approved for listing. If the depositary shares are approved for listing, I understand that trading is expected to commence within 30 days of the intial delivery date of the depositary shares.

☐ I understand that Zions Direct is committed to conducting fair, open, and transparent auctions for the benefit of all participants. Zions Direct will not tolerate or conduct business with anyone who attempts to disrupt or manipulate the process for any auction. I agree that by participating in this auction I will not be engaging in any such attempt.

I Agree | I DO NOT Agree

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated July 24, 2013, and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may request a copy of these documents by calling Deutsche Bank Securities Inc. toll-free at 1-800-503-4611, Goldman, Sachs & Co. toll-free at 1-866-471-2526, J.P. Morgan Securities LLC collect at 1-212-834-4533 or Keefe, Bruyette & Woods, Inc. at 1-800-966-1559.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It's weekly and it's free! Email Address SUBMIT

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

ZIONS DIRECT Our Affiliates: Amegy Bank of Texas, California Bank & Trust, The Commerce Bank of Oregon, The Commerce Bank of Washington, National Bank of Arizona, Nevada State Bank, Vectra Bank, Zions Bank

OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

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Zions Direct Auctions - Bid Page https://www.auctions.zionsdirect.com/auction/10452/sign_in

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1 of 3 7/29/13, 7:05 AM

Zions Direct Auctions - Bid Page https://www.auctions.zionsdirect.com/auction/10452/sign_in

Bid Page

ZIONS BANCORPORATION

Zions Bancorporation / Preferred Stock

Series A Floating-Rate Non-Cumulative Perpetual Preferred, S&P:BB | Fitch:B | DBRS:B | Kroll:BB

Zions Bancorporation will not redeem any shares of Series A Preferred Stock for at least five years after the date of the issuance of the depositary shares offered by this auction (prospectus supplement page S-6).

Auction Status:	ACCEPTING BIDS
Auction Start:	7/29/2013 9:00 AM EDT
Auction End:	7/30/2013 3:00 PM EDT
Last Update:	7/29/2013 9:04:48 AM EDT

Security Type:	Preferred Stock
Coupon	4.000%

Offering Documents

Auction Details

ISSUE INFORMATION

CUSIP Number:	98973A104
Minimum Offering:	200,000
Maximum Offering:	4,000,000
Sizing Phase End:	7/29/2013 7:00 PM EDT
Min. Price:	$ 21.50
Max. Price:	$ 23.25
Price Increment:	$ 0.01

About the Issuer

BIDDING INFORMATION

Auction Phase:	Sizing
Current Units Offered:	200,000
Number of Bidders:	5
Number of Bids:	5
Current Market-Clearing Price:	$ 21.50

ZDTEST

Current Market-Clearing Price: $ 21.50

AUCTION BIDS	Units	Price	Non-Competitive Bid	Submitted	"In the Money"	Amount Due	Bid Limit Utilized
1	1	Non-Competitive Bid	☑				

Bid Row: + -

Bid Limit: $ 1,000,000.00

Calculate/Refresh Submit

Auction Activity

Current Market-Clearing Price: $ 21.50

Bidder	Units	Bid Price	Timestamp	Potential Award	Potential Amount Due
#33645	25,000	--	7/29/2013 9:00:37 AM	25,000 units	$ 537,500.00
#6561	1,300	--	7/29/2013 9:01:15 AM	1,300 units	$ 27,950.00
#33674	2,614	--	7/29/2013 9:02:09 AM	2,614 units	$ 56,201.00
#33676	75	--	7/29/2013 9:04:35 AM	75 units	$ 1,612.50
#33675	75	--	7/29/2013 9:03:18 AM	75 units	$ 1,612.50
			Auction Totals:	**29,064 units**	**$ 624,876.00**

Bid Limit - Your bid limit is allocated first to the highest price per unit bid multiplied by the "in-the-money" units at that price. Any remaining bid limit is then allocated to the next highest price per unit bid multiplied by the "in-the-money" units at that price, and so on until your assigned bid limit has been reached. If you have submitted bids that equal or exceed your bid limit, you may not be able to improve any of your bids until the market clearing price exceeds one or more of your "in-the-money" bids.

Note: This page will check for updates every minute.

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated July 24, 2013, and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may request a copy of these documents by calling Deutsche Bank Securities Inc. toll-free at 1-800-503-4611, Goldman, Sachs & Co. toll-free at 1-866-471-2526, J.P. Morgan Securities LLC collect at 1-212-834-4533 or Keefe, Bruyette & Woods, Inc. at 1-800-966-1559.

2 of 3 7/29/13, 7:05 AM

Zions Direct Auctions—Bid Page https://www.auctions.zionsdirect.com/auction/10452/sign_in NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It’s weekly and it’s free! Email Address Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank. Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer. Our Affiliates: OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS Please direct questions regarding the website or bidding procedures to the Auction Administrator. You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time. 3 of 3 7/29/13, 7:05 AM

Zions Direct Auctions - Review & Confirm Bid Submission https://www.auctions.zionsdirect.com/auction/10452/bid

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ZIONS DIRECT | Auctions

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AUCTIONS DIRECTORY ISSUERS AUCTIONS UNIVERSITY DEMOS MY ACCOUNT

ZDTEST :: HOME :: HOME :: AUCTION #10452

ZIONS BANCORPORATION

Review & Confirm Bid Submission

Zions Bancorporation / Preferred Stock

Series A Floating-Rate Non-Cumulative Perpetual Preferred, S&P:BB | Fitch:B | DBRS:B | Kroll:BB

Bidder	Bid #	Units @ Price	Max. Award	Max. Amt. Due	Status
ZDTEST	1	1 @ $ 23.25	1 Units	$ 23.25	NEW
Bid Limit: $ 1,000,000.00		I understand that I could be responsible for up to $ 23.25 on my award.			

☐ I confirm the bids shown in the table above.

Bid Limit - Your bid limit is allocated first to the highest price per unit bid multiplied by the "in-the-money" units at that price. Any remaining bid limit is then allocated to the next highest price per unit bid multiplied by the "in-the-money" units at that price, and so on until your assigned bid limit has been reached. If you have submitted bids that equal or exceed your bid limit, you may not be able to improve any of your bids until the market clearing price exceeds one or more of your "in-the-money" bids.

Cancel Confirm

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated July 24, 2013, and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may request a copy of these documents by calling Deutsche Bank Securities Inc. toll-free at 1-800-503-4611, Goldman, Sachs & Co. toll-free at 1-866-471-2526, J.P. Morgan Securities LLC collect at 1-212-834-4533 or Keefe, Bruyette & Woods, Inc. at 1-800-966-1559.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It's weekly and it's free! Email Address SUBMIT

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

ZIONS DIRECT Our Affiliates: AmegyBank California Bank The Commerce Bank The Commerce Bank National Bank Nevada State Bank Vectra Bank Zions Bank

OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

Powered By Grant Street Group Software That Works® Entrust ZIONS DIRECT

1 of 1 7/29/13, 7:05 AM